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EXHIBIT (21)

SUBSIDIARIES OF THE REGISTRANT


                                               STATE OF
                                             INCORPORATION
NAME                                        OR ORGANIZATION
----                                        ---------------

CORPORATIONS:

Uni-Marts of America, Inc.                     Delaware

Uni Realty of Luzerne, Inc.                    Delaware

Uni Realty of Wilkes-Barre, Inc.               Delaware


LIMITED PARTNERSHIPS:

Uni Realty of Luzerne, L.P.                    Delaware

Uni Realty of Wilkes-Barre, L.P.               Delaware


These above entities do business only under their legal names.